 [SPECIMEN COPY]                         Exhibit 99-B.4.1
RELIASTAR		Flexible Premium
LIFE INSURANCE COMPANY		Deferred Fixed and
OF NEW YORK		Variable Annuity Contract
A Stock Company
Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]
Initial Premium	Annuity Option	Annuity Commencement Date
[$20,000]	[Life 10-Year Certain]	[January 1, 2026]
Separate Account(s)		Contract Number
Separate Account NY-B		[123456]

This is a legal Contract between its Owner and us. In this Contract you or your refers to the Owner shown above. We, our or us refers to ReliaStar Life Insurance Company of New York. Our home office is at 1000 Woodbury Road, Woodbury, NY, 11797.

If this Contract is in force, we will make Annuity Payments to you starting on the Annuity
Commencement Date. If you die prior to the Annuity Commencement Date, we will pay a Death Benefit to the Beneficiary. The amount of such benefit is subject to the terms of this Contract. There will be deductions from the Variable Separate Account for mortality and expense risk as well as administrative charges. See the Schedule.

On the Annuity Commencement Date, if a Variable Annuity Payment is chosen, payments to you will be based on an Assumed Interest Rate (AIR) of 3.5% . If the portion of any Variable Annuity Payment for any Variable Separate Account Division is not to decrease, the annuity return rate under the
Variable Separate Account for that Division must be 5.21% on an annual basis which includes an annual return of up to 0.15% to offset the administrative charge set at the time Annuity Payments commence. Provisions regarding Annuity Benefits are described beginning on page 22.

All payments and values, when based on the investment experience of the Variable Separate Account, may increase or decrease in dollar amount, depending on the Contract’s investment results. Provisions regarding the variable nature of this Contract are found beginning on page 11.

RIGHT TO EXAMINE THIS CONTRACT: You may return this Contract to us or the agent through whom you purchased it within 10 days after you receive it. If so returned, we will promptly refund the
Accumulation Value, plus any charges we have deducted as of the date the Contract is returned.

Customer Service Center	Secretary:	/s/	Joy M. Benner
[P.O. Box 9271
Des Moines, IA 50306-9271
1-800-366-0066]	President:	/s/	Donald W. Britton

Flexible Premium Deferred Fixed and Variable Annuity Contract - No Dividends
Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity
Commencement Date. Limited Additional Premium Payment option. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Non-participating. Investment results reflected in values.

RLNY-IA-1102

[SPECIMEN COPY] Contract Contents
The Schedule		Your Contract Benefits	15
Payment and Investment Information	3A	Partial Withdrawal Option
Contract Facts 3B		Surrender Charge
Charges and Fees	3C	Waiver of Surrender Charge
Income Plan Factors	3D	Dollar Cost Averaging (DCA)
Cash Value Benefit
Important Terms ………………… 4		Proceeds Payable to the Beneficiary
Benefit Option Packages………..………….… 19
Introduction to this Contract	6	Election of Benefit Option Packages
The Contract		Description of Benefit Option Package I
The Owner		Description of Benefit Option Package II
The Annuitant		Continuation Upon Death of Owner
Death of Owner
The Beneficiary
Change of Owner or Beneficiary		Choosing an Income Plan	22
Annuity Benefits
Premium Payments and Allocation……….… 8		Annuity Commencement Date Selection
Initial Premium Payment		Frequency Selection
Additional Premium Payments		The Income Plan
Your Right to Change Allocation of		The Annuity Options
Accumulation Value		Payment When Named Person Dies
Transfers from a Guaranteed Interest Division
Limitation of Allocations		Other Important Information	26
What Happens if a Variable Separate Account		Sending Notice to Us
Division is Not Available		Reports to Owner
Restricted Funds		Assignment - Using this Contract as
Collateral Security
Description of the Accounts	11	Changing this Contract
The General Account		Contract Changes - Applicable Tax Law
The Variable Separate Account		Misstatement of Age or Sex
Non-Participating
How We Measure the Contract’s		Contestability
Accumulation Value	13	Payments We May Defer
Valuation Period		Authority to Make Agreements
Accumulation Value		Required Note on Our Computations
Accumulation Value in each Division
Charges Deducted from Accumulation Value
on each Contract Processing Date
Measurement of Investment Experience

Copies of any additional Riders and Endorsements are at the back of this Contract.

The Schedule

The Schedule gives specific facts about this Contract and its coverage. Please refer to the Schedule while reading this Contract.

RLNY-IA-1102

[SPECIMEN COPY]	The Schedule
Payment and Investment Information
Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]
Annuitant’s Issue Age	Annuitant’s Sex	Owner’s Issue Age
[55]	[Male]	[35]
Initial Premium	Annuity Option	Annuity Commencement Date
[$20,000]	[Life 10-Year Certain]	[January 1, 2026]
Contract Date	Issue Date	Residence Status
[January 1, 1996]	[January 1, 1996]	New York
Schedule Date	Benefit Option Package
[January 1, 1996]	[II]
Separate Account(s)		Contract Number
Separate Account NY-B		[123456]
Initial Investment
Initial Premium Payment Received:		[$10,000]
Internal/Affiliate Exchange or Replacement Premium:		[$10,000]
Qualified Plan Type:		[N/A]
Your initial Accumulation Value has been invested as follows:
Percentage of
	Divisions	Accumulation Value
	[ING Liquid Assets Division	[50%
Guaranteed Interest Division 1 Year @ 3.5%]		50%]
	Total	100%

RLNY-IA-1102

3A1

[SPECIMEN COPY] The Schedule

Payment and Investment Information (continued)

Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]
Annuitant’s Issue Age	Annuitant’s Sex	Owner’s Issue Age
[55]	[Male]	[35]
Initial Premium	Annuity Option	Annuity Commencement Date
[$20,000]	[Life 10-Year Certain]	[January 1, 2026]
Contract Date	Issue Date	Residence Status
[January 1, 1996]	[January 1, 1996]	[New York]
Schedule Date	Benefit Option Package
[January 1, 1996]	[II]
Separate Account(s)		Contract Number
Separate Account NY-B		[123456]

Additional Premium Payment Information

We will accept additional premium payments until you or the Annuitant reaches the Attained Age of 86.
However, if this Contract is issued as an IRA, no contributions may be made for the taxable year in which you attain age 70 1/2 and thereafter (except for rollover contributions).

The minimum additional payment which may be made is $50.00. Our prior approval is required for any additional premium payment if:

Guaranteed Minimum Interest Rate

The minimum interest rate which can be declared by us for allocations to the General Account is an effective annual rate of [1.00 – 3.00]% .

RLNY-IA-1102

3A2

[SPECIMEN COPY]	The Schedule
Contract Facts
Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]
Initial Premium	Annuity Option	Annuity Commencement Date
[$20,000]	[Life 10-Year Certain]	[January 1, 2026]
Separate Account(s)		Contract Number
Separate Account NY-B		[123456]

Contract Facts

Contract Processing Date
The Contract Processing Date for your Contract is [April 1] of each year.

Specially Designated Division
When a distribution is made from an investment portfolio underlying a Variable Separate Account Division in which reinvestment is not available, we will allocate the amount of the distribution to the ING Liquid
Assets Division, or its successor, unless you specify otherwise. We also reserve the right to allocate premium to this Division during any Right to Examine period shown on the first page of this Contract.

Benefit Option Package
Benefit Option Package [II] was selected.

Optional Benefit Riders

[None]

Restricted Funds

The designation of a Division as a Restricted Fund may be changed by us upon 30 days notice to you with regard to future transfers and premium payments into such Division in accordance with the provisions described on Pages 9 and 10 of the Contract. Restricted Funds are subject to limits as to amounts which may be invested or transferred into such Division. Restricted Funds, if any, are shown below as well as any applicable total Contract limits:

[None]
Restricted Fund Limits
Maximum
Allocation % of	Maximum
Accumulation Value	Premium %	Dollar Cap
30%	99.999%	$9,999,999

We also limit amounts which may be invested or transferred into each individual Restricted Fund. The limits for investment in each Restricted Fund are expressed as a percentage of Accumulation Value, premium or maximum dollar amount in accordance with the provisions described in the section entitled
“Premium Payments and Allocation Changes” on Pages 9 and 10 of the Contract. The limits for investment in an individual Restricted Fund are the same as the aggregate Restricted Fund Limits set forth above. Refer to “Premium Payments and Allocation Changes” on Pages 9 and 10 for additional provisions regarding Restricted Funds.

RLNY-IA-1102

3B

[SPECIMEN COPY]

[This Page intentionally left blank]

[SPECIMEN COPY]	The Schedule
Charges and Fees
Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]
Initial Premium	Annuity Option	Annuity Commencement Date
[$20,000]	[Life 10-Year Certain]	[January 1, 2026]
Separate Account(s)		Contract Number
Separate Account NY-B		[123456]
Deductions from Premiums
None
Deductions from Accumulation Value

Initial Administrative Charge
None

Administrative Charge
We charge a maximum of $30 to cover a portion of our ongoing administrative expenses for each Contract
Processing Period. The charge is incurred at the beginning of the Contract Processing Period and deducted on the Contract Processing Date at the end of the period. At the time of deduction, this charge will be waived if:

(1) The Accumulation Value is at least $50,000; or
(2) The sum of premiums paid to date is at least $50,000.

Excess Allocation Charge
$25. Any charge will be deducted in proportion to the amount being transferred from each Division.

Premium Taxes
We deduct the amount of any tax or fee imposed or levied by any state or governmental entity on the premium paid for this Contract when such taxes are incurred. We reserve the right to defer collection of premium taxes until the Contract is surrendered or until application of the Contract's Accumulation
Value to an Income Plan. An Excess Partial Withdrawal will result in the deduction of any premium tax then due us on such amount. We reserve the right to change the amount we charge for premium taxes on future premium payments to conform with changes in the law or if you change your state of residence.

Redemption Fees
We may deduct the amount of any redemption fees imposed by a mutual fund or other investment company in which the Variable Separate Account Divisions invest as a result of any surrenders, partial withdrawals, reallocations or other transactions directed by you.

RLNY-IA-1102

3C1

[SPECIMEN COPY]		The Schedule
Charges and Fees (continued)
Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]
Initial Premium	Annuity Option					Annuity Commencement Date
[$20,000]	[Life 10-Year Certain]				[January 1, 2026]
Separate Account(s)						Contract Number
Separate Account NY-B						[123456]
Surrender Charge Schedule
Complete Years Elapsed
Since Premium Payment	0	1	2	3	4	5	6	7+
Surrender Charges	6%	6%	5%	4%	3%	2%	1%	0

However, for purposes of calculating the Surrender Charge on premiums paid under this Contract as a result of an exchange or replacement of a variable annuity issued by us or one of our Affiliated Insurance
Companies, the following apply:

(1)	Surrender Charges will apply only to that portion of the premium paid for this Contract equal to the lesser of (a) the premium paid under the variable annuity being exchanged or replaced or (b) the premium applied to this Contract.

(2)	Except as provided in (3) and (4) below, Surrender Charges will be calculated using the date the premium was paid under the variable annuity being exchanged or replaced or the Effective Date of such annuity, if earlier, as the date the premium was paid under this Contract. Credit will be given for any Surrender Charge Period satisfied under the variable annuity being exchanged or replaced.

(3)	If the variable annuity being exchanged or replaced was subject to Sales Charges (Front End Loads), no Surrender Charges will be assessed under this Contract.

(4)	If no Surrender Charges apply, or remain, on the premium paid under the variable annuity being replaced or exchanged, no Surrender Charges will be assessed under this Contract.

The Surrender Charge on any other premium payment will start at a duration of zero as shown in the
Surrender Charge Schedule above.

Waiver of Surrender Charge
We will waive any Surrender Charge incurred due to a surrender or Excess Partial Withdrawal in the event you are subject to Qualified Extended Medical Care or suffer from a Qualifying Terminal Illness in accordance with the applicable provisions described under the section entitled Your Contract Benefits.

RLNY-IA-1102

3C2

[SPECIMEN COPY]	The Schedule
Charges and Fees (continued)
Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]
Initial Premium	Annuity Option	Annuity Commencement Date
[$20,000]	[Life 10-Year Certain]	[January 1, 2026]
Separate Account(s)		Contract Number
Separate Account NY-B		[123456]

Deductions from the Divisions
Mortality and Expense Risk Charge - We deduct a charge from the assets in each Variable Separate
Account Division on a daily basis for mortality and expense risks. The charge is not deducted from the
General Account values. Prior to the Annuity Commencement Date, the Mortality and Expense Risk
Charge varies by Benefit Option Package selected by you, as follows:

Benefit Option	The Maximum Daily	Equivalent to an Annual
Package Selected:	Charge Is:	Maximum Rate of:
I	[0.002339%	[0.85%
II	0.002892%]	1.05%]

After the Annuity Commencement Date, the maximum daily Mortality and Expense Risk Charge will be
0.004141% (equivalent to an annual maximum rate of 1.50%), regardless of Benefit Option Package.

Asset Based Administrative Charge - We deduct a charge of not more than 0.000411% of the assets in each Variable Separate Account Division on a daily basis (equivalent to an annual maximum rate of
0.15%) to compensate us for a portion of our ongoing administrative expenses. This charge is not deducted from the General Account values.

Charge Deduction Division

If elected by you, all charges against the Accumulation Value in this Contract will be deducted from the
ING Liquid Assets Division, or its successor.

RLNY-IA-1102

3C3

[SPECIMEN COPY]	The Schedule
Income Plan Factors
Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]
Initial Premium	Annuity Option	Annuity Commencement Date
[$20,000]	[Life 10-Year Certain]	[January 1, 2026]
Separate Account(s)		Contract Number
Separate Account NY-B		[123456]

Values for other payment periods, ages or joint life combinations are available on request. Monthly payments are shown for each $1,000 applied based on the Annuity 2000 Mortality Table. We may pay a higher rate at our discretion.

		Option 1: Income for a Fixed Period
Rates for Fixed Annuity Payments with a 1.5% Guaranteed Interest Rate
Years	Income	Years	Income	Years	Income
5	17.31	14	6.60	23	4.28
6	14.53	15	6.20	24	4.13
7	12.54	16	5.86	25	3.99
8	11.06	17	5.55	26	3.87
9	9.90	18	5.28	27	3.75
10	8.97	19	5.04	28	3.64
11	8.22	20	4.82	29	3.54
12	7.59	21	4.62	30	3.45
13	7.05	22	4.44
	Rates for Variable Annuity Payments with a 3.5% Assumed Interest Rate (AIR)
Years	Income	Years	Income	Years	Income
5	18.17	14	7.51	23	5.25
6	15.39	15	7.12	24	5.11
7	13.41	16	6.78	25	4.98
8	11.93	17	6.48	26	4.86
9	10.78	18	6.22	27	4.75
10	9.86	19	5.98	28	4.64
11	9.11	20	5.77	29	4.55
12	8.49	21	5.58	30	4.46
13	7.96	22	5.41

RLNY-IA-1102

3D1

[SPECIMEN COPY]	The Schedule
Income Plan Factors (continued)
Annuitant	Owner
[Thomas J. Doe]	[John Q. Doe]
Initial Premium	Annuity Option	Annuity Commencement Date
[$20,000]	[Life 10-Year Certain]	[January 1, 2026]
Separate Account(s)		Contract Number
Separate Account NY-B		[123456]

Option 2: Income for Life (Single Annuitant)
Rates for Fixed Annuity Payments with a 1.5% Guaranteed Interest Rate
	Option 2(b)	Option 2(b)	Option 2(c)
Adjusted	10 Years Certain	20 Years Certain	Refund Certain
Age	Male/Female	Male/Female	Male/Female
50	$3.23/3.00	$3.15/2.96	$3.03/2.87
55	3.61/3.33	3.46/3.25	3.32/3.14
60	4.09/3.75	3.80/3.59	3.69/3.48
65	4.71/4.30	4.15/3.97	4.14/3.90
70	5.47/5.02	4.45/4.34	4.72/4.45
75	6.35/5.93	4.66/4.61	5.45/5.16
80	7.25/6.96	4.77/4.75	6.38/6.10
85	8.02/7.89	4.81/4.81	7.58/7.33
90	8.56/8.50	4.82/4.82	9.12/8.89
Rates for Variable Annuity Payments with a 3.5% Assumed Interest Rate (AIR)
	Option 2(b)	Option 2(b)
Adjusted	10 Years Certain	20 Years Certain
Age	Male/Female	Male/Female
50	4.36/4.12	4.25/4.06
55	4.72/4.43	4.53/4.33
60	5.18/4.84	4.84/4.64
65	5.79/5.37	5.16/4.99
70	6.53/6.08	5.44/5.33
75	7.38/6.96	5.62/5.58
80	8.23/7.95	5.72/5.71
85	8.96/8.83	5.76/5.76
90	9.46/9.41	5.77/5.77

RLNY-IA-1102

3D2

[SPECIMEN COPY]

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[SPECIMEN COPY]                 Important Terms

Accumulation Value - The amount that a Contract provides for investment at any time. Initially, this amount is equal to the premium paid.

Affiliated Insurance Company – An insurance company which meets the definition of an Affiliated
Company under the Investment Company Act of 1940.

Annuitant - The person designated by you to be the measuring life in determining Annuity Payments.

Annuity Commencement Date - The date on which Annuity Payments begin.

Annuity Options - Options you select that determine the form and amount of Annuity Payments.

Annuity Payment - The periodic payment you receive.

Attained Age - Your age, or that of the Annuitant, on the Contract Issue Date plus the number of
Contract Years elapsed since the Contract Date.

Beneficiary - The person designated to receive benefits in the case of your death.

Business Day - Any day the New York Stock Exchange (“NYSE”) is open for trading, exclusive of federal holidays, or any day on which the Securities and Exchange Commission (“SEC”) requires that mutual funds, unit investment trusts or other investment portfolios be valued.

Cash Surrender Value - The amount you receive upon surrender of the Contract. Cash Surrender Value is described under the section entitled “Your Contract Benefits.”

Claim Date – The date on which we receive due proof of death and any other information required by us to pay the Death Benefit or otherwise administer the claim, including election of the manner in which the Death Benefit is to be paid.

Contract Anniversary - The anniversary of the Contract Date.

Contract Date - The date we received the Initial Premium and upon which we begin determining the
Contract values. It may not be the same as the Contract Issue Date. This date is used to determine
Contract months, processing dates, years, and anniversaries.

Contract Issue Date - The date the Contract is issued at our Customer Service Center.

Contract Processing Dates - The days when we deduct certain charges from the Accumulation Value. If the Contract Processing Date is not a Valuation Date, it will be on the next succeeding Valuation
Date. The Contract Processing Date will be on the Contract Anniversary of each year.

Contract Processing Period - The period between successive Contract Processing Dates unless it is the first Contract Processing Period. In that case, it is the period from the Contract Date to the first
Contract Processing Date.

Contract Year - The period between Contract Anniversaries.

Charge Deduction Division - The Division from which all charges are deducted if so designated or elected by you.

Contingent Annuitant - The person designated by you who, upon the Annuitant’s death prior to the
Annuity Commencement Date, becomes the Annuitant.

RLNY-IA-1102

[SPECIMEN COPY]            Important Terms (Continued)

Dollar Cost Averaging (DCA) - A program that permits systematic or automatic transfer of amounts allocated to the ING Liquid Assets Division or its successor or a Guaranteed Interest Division with a six-month or one-year Guarantee Period to one or more of the Variable Separate Account Divisions as specified by you.

Experience Factor - The factor which reflects the investment experience of the portfolio in which a
Variable Separate Account Division invests as well as the charges assessed against the Division for a
Valuation Period.

General Account – An account which contains all of our assets other than those held in our separate accounts.

Guarantee Period - The period of years a specified interest rate is guaranteed to be credited to available
Guaranteed Interest Divisions of the General Account.

Guaranteed Interest Division - A division of the General Account which we make available for allocations of premium payments or Accumulation Value which we credit with fixed rates of interest for specific Guarantee Periods.

Guaranteed Interest Rate - The effective annual interest rate which we will credit for a specified
Guarantee Period.

Guaranteed Minimum Interest Rate - The minimum interest rate which can be declared by us for allocations to a Guaranteed Interest Division. The Guaranteed Minimum Interest Rate is shown in the Schedule.

Initial Premium – The payment you make to put this Contract into effect

Issue Age - Your age, or that of the Annuitant, on the last birthday on or before the Contract Date.

Maturity Date - The date on which a Guarantee Period matures. The Maturity Date of a Guarantee
Period will be on the last day of the calendar month in which the Guarantee Period ends.

Owner - The person who owns this Contract and is entitled to exercise all rights of the Contract. This person’s death also initiates payment of the Death Benefit. “You” and “Your” refer to the Owner.

Schedule Date - The date on which the Benefit Option Package takes effect. On the Contract Issue Date, the Schedule Date is the same as the Contract Date. Thereafter, if you elect to replace the then current Benefit Option Package with another available Benefit Option Package, the Schedule Date will be the effective date of the change.

Specially Designated Division - The Division shown in the Schedule to which distributions from an investment portfolio underlying a Variable Separate Account Division in which reinvestment is not available will be allocated, unless you specify otherwise.

Valuation Date - The day at the end of a Valuation Period when each Division is valued.

Valuation Period - Each Business Day together with any non-Business Days before it.

Variable Separate Account Division - An investment option available in the Variable Separate Account.

RLNY-IA-1102

[SPECIMEN COPY]               Introduction to this Contract

The Contract

This is a legal Contract between you and us. We provide benefits as stated in this Contract. In return, you supply us with the Initial Premium payment required to put this Contract in effect. This Contract, together with any attached Application, Riders or Endorsements, constitutes the entire Contract. Riders and Endorsements add provisions or change the terms of the basic Contract. Riders and Endorsements added to comply with applicable tax law do not require your consent, but are subject to regulatory approval. All statements made by or with the authority of the applicant(s) for this Contract shall be deemed to be representations and not warranties.

The Owner

You are the Owner of this Contract. You are also the Annuitant unless another Annuitant has been named by you and is shown in the Schedule. You have the rights and options described in this Contract, including but not limited to the right to receive the Annuity Benefits on the Annuity Commencement
Date.

One or more people may own this Contract. If there are multiple Owners named, the age of the oldest
Owner will be used to determine the applicable Death Benefit. In the case of a sole Owner who dies prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit then due. If the sole
Owner is not an individual, we will treat the Annuitant as Owner for the purpose of determining when the Owner dies under the Death Benefit provision (if there is no Contingent Annuitant), and the
Annuitant’s age will determine the applicable Death Benefit payable to the Beneficiary. The sole Owner’s estate will be the Beneficiary if no Beneficiary designation is in effect, or if the Designated Beneficiary has predeceased the Owner. In the case of a joint Owner dying prior to the Annuity Commencement
Date, the surviving Owner(s) will be deemed to be the Beneficiary(ies) and any other Beneficiary(ies) on record will be treated as the Contingent Beneficiary(ies).

The Annuitant

The Annuitant is the measuring life of the Annuity Benefits provided under this Contract. The
Annuitant must be a natural person. You may name a Contingent Annuitant. The Annuitant may not be changed during the Annuitant’s lifetime.

If the Annuitant dies prior to the Annuity Commencement Date, the Contingent Annuitant becomes the
Annuitant. If no Contingent Annuitant has been named, we will allow you sixty days to designate someone other than yourself as the Annuitant. You will be the Contingent Annuitant unless you name someone else. If all Owners are not individuals and, through the operation of this provision, an Owner becomes the Annuitant, we will pay the death proceeds to the Beneficiary. If there are joint Owners, we will treat the youngest of the Owners as the Contingent Annuitant designated, unless you elect otherwise.

Death of Owner

Death of Owner On or After Annuity Commencement Date
If any Owner dies on or after the Annuity Commencement Date but prior to the time the entire interest in the Contract has been distributed, the remaining portion will be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death.

Death of Owner Prior to Annuity Commencement Date
If any Owner dies prior to the Annuity Commencement Date, the entire interest in the Contract will be distributed within five years after the Owner's death. However, this distribution requirement will be considered satisfied as to any portion of the Owner's interest in the Contract which is payable to or for the benefit of a Designated Beneficiary and which will be distributed over the life of such Designated
Beneficiary or over a period not extending beyond the life expectancy of that Designated Beneficiary, provided such distributions begin within one year of the Owner's death.

RLNY-IA-1102

[SPECIMEN COPY]          Introduction to this Contract (Continued)

If the Designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued in the name of the spouse as Owner and these distribution rules are applied by treating the spouse as the Owner. However, on the death of the surviving spouse, this provision regarding spouses may not be used again.

If any Owner is not an individual, the death or change (where permitted) of the Annuitant will be treated as the death of an Owner.

The Designated Beneficiary is the person entitled to ownership rights under the Contract. Thus, where no Death Benefit has become payable, the Designated Beneficiary, for the purposes of applying this section, will be the Owner(s). Where a Death Benefit has become payable, the Designated Beneficiary, for the purposes of applying this section, is the person(s) entitled to the Death Benefit, generally the
Beneficiary or surviving Owners, as appropriate. Upon the death of any Owner, the Designated
Beneficiary will become the Owner and, if an individual, will become the Annuitant.

An Owner may notify us as to the manner of payment under this section. If the Owner has not notified us prior to his or her death, the Designated Beneficiary under the Contract may notify us.

If anything in this Contract conflicts with the foregoing “Death of the Owner” provisions, those provisions will control. The foregoing “Death of the Owner” provisions and this Contract, will, in all events, be construed in a manner consistent with Section 72(s) of the Internal Revenue Code.

The Beneficiary

The Beneficiary is the person to whom we pay death proceeds if any Owner dies prior to the Annuity
Commencement Date. See "Proceeds Payable to the Beneficiary" for more information. We pay death proceeds to the primary Beneficiary (unless there are joint Owners in which case the Death Benefit proceeds are payable to the surviving Owner). If the primary Beneficiary dies before the Owner, the death proceeds are paid to the Contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death proceeds to the Owner’s estate.

One or more persons may be named as primary Beneficiary or Contingent Beneficiary. In the case of more than one Beneficiary, we will assume any death proceeds are to be paid in equal shares to the surviving Beneficiaries. You may specify other than equal shares.

You have the right to change Beneficiaries, unless you designate the primary Beneficiary irrevocable.
When an irrevocable Beneficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise the rights and options under this Contract.

When naming or changing the Beneficiary(ies), you may specify the form of payments of the Death
Benefits. We will honor the specified form of payment to the extent permitted under Section 72(s) of the
Internal Revenue Code. If the form of payment is not specified, the Beneficiary(ies) may determine the manner of payment, to the extent allowed by the Code.

Change of Owner or Beneficiary

During your lifetime and while this Contract is in effect you may transfer ownership of this Contract or change the Beneficiary. To make any of these changes, you must send us written notice of the change in a form satisfactory to us. If there are joint Owners, both must agree to the change. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. A change of Owner may affect the amount of Death Benefit payable under this Contract. See "Proceeds Payable to Beneficiary" and
"Benefit Option Packages" for more information.

RLNY-IA-1102

[SPECIMEN COPY]         Premium Payments and Allocation Changes

Initial Premium Payment

The Initial Premium payment is required to put this Contract in effect. The amount of the Initial
Premium payment is shown in the Schedule.

Additional Premium Payments

You may make additional premium payments under this Contract after the end of the Right to Examine period. Restrictions on additional premium payments, such as the Attained Age of the Annuitant or
Owner, and the timing and amount of each payment, are shown in the Schedule. We reserve the right to defer acceptance of or to return any additional premium payments if they exceed the restrictions stated in the Schedule, if a Division to which they are allocated is closed, or in order to comply with any law or regulation.

As of the date we receive and accept your additional premium payment:

(1)	The Accumulation Value will increase by the amount of the premium payment less any premium deductions shown in the Schedule.
(2)	The increase in the Accumulation Value will be allocated among the Divisions of the Variable
Separate Account and the General Account in accordance with your instructions. If you do not provide such instructions, allocation will be among the Divisions in proportion to the amount of
Accumulation Value in each Division as of the date we receive and accept the additional premium payment.

Where to Make Payments
Remit the premium payments to our Customer Service Center at the address shown on the cover page.
On request we will give you a receipt signed by our treasurer.

Your Right to Change Allocation of Accumulation Value

You may change the allocation of the Accumulation Value among the available Divisions of the Variable
Separate Account and the General Account after the end of the Right to Examine period. Prior to the
Annuity Commencement Date, allocation changes in excess of twelve in any Contract Year are subject to the Excess Allocation Charge stated in the Schedule. After the Annuity Commencement Date, allocation changes in excess of four in any Contract Year are subject to the Excess Allocation Charge stated in the
Schedule. After Annuity Payments begin under this Contract, allocation changes are not allowed between values providing Fixed Annuity Payments and Variable Annuity Payments. To make an allocation change, you must provide us with satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice.

We will monitor transfer activity and will restrict transfers that constitute Frequent Trading. Our current definition of Frequent Trading is more than one purchase and sale of the same underlying fund within a 30-day period. We may modify our general standard, or the standard as it may apply to a particular fund, at any time without prior notice, if required by the underlying fund(s) in which Variable
Separate Account Divisions invest and/or by state or federal regulatory requirements. We will notify you in writing within 30 days of such modification.

Transfers from a Guaranteed Interest Division

You may transfer amounts allocated to a Guaranteed Interest Division of the General Account with a
Guarantee Period of one year or less to any other Guarantee Period then offered or any of the available
Variable Separate Account Divisions at any time prior to the Maturity Date of the Guarantee Period.
However, we require that amounts allocated to a Guaranteed Interest Division, but not the earnings thereon, with a Guarantee Period of more than one year not be transferred until the Maturity Date of that Guarantee Period. We will notify you at least thirty days prior to a Maturity Date of your options for renewal. If we do not receive notification by the Maturity Date, the Accumulation Value in the maturing
Guarantee Period will automatically be transferred to a one-year Guarantee Period. Upon such automatic transfer, you may reallocate any of the Accumulation Value thus transferred to any other
Guarantee Period then offered or any of the Variable Separate Account Divisions, subject to any limitations described in the Contract. If the period remaining from the expiry of the previous Guarantee
Period to the Annuity Commencement Date is less than the period you have elected or the period

RLNY-IA-1102

[SPECIMEN COPY] Premium Payments and Allocation Changes (Continued)

expiring, the next shortest period then available that will not extend beyond the Annuity Commencement
Date will be offered to you.

We may, at our discretion, disallow amounts previously transferred from a Guaranteed Interest Division to the Variable Separate Account Divisions to be transferred back to a Guaranteed Interest Division for a period of at least six months from the date of transfer.

Limitation of Allocations
We reserve the right to restrict or prohibit allocations into and out of the General Account. Such restriction or prohibition may be made upon 30 days notice to you with regard to future transfers and premium payments into the General Account. Such limits may be dollar restrictions on allocations into the General Account or we may restrict reallocations into the General Account. Refer to the section entitled “Restricted Funds” for information regarding additional limitations with respect to Restricted
Funds which may apply to the Guaranteed Interest Divisions of the General Account.

What Happens if a Variable Separate Account Division is Not Available

When a distribution is made from an investment portfolio supporting a unit investment trust Variable
Separate Account Division in which reinvestment is not available, we will allocate the distribution to the
Specially Designated Division shown in the Schedule unless you specify otherwise. Such a distribution may occur when an investment portfolio or Division matures, when distribution from a portfolio or
Division cannot be reinvested in the portfolio or Division due to the unavailability of securities, or for other reasons. When this occurs because of maturity, we will send written notice to you thirty days in advance of such date. To elect an allocation to other than the Specially Designated Division shown in the
Schedule, you must provide satisfactory notice to us at least seven days prior to the date the investment matures. Such allocations will not be counted as an allocation change of the Accumulation Value for purposes of the number of free allocations permitted.

Restricted Funds

Restricted Funds are subject to limits as to amounts which may be invested or transferred into such
Divisions. The designation of a Division as a Restricted Fund may be changed upon 30 days notice to the
Owner with regard to future transfers and premium payments into such Division. When a new Division is made available it may be designated as a Restricted Fund. If so designated, the rules regarding its restrictions will be sent to you. The total Contract limits which apply to Restricted Funds available under this Contract, if any, are shown in the Schedule.

Thresholds
Each Restricted Fund has one or more thresholds at which point no further amounts may be allocated to that Division. Compliance with a threshold is verified whenever there is a transaction initiated which is subject to such threshold (premium payments, transfers, withdrawals). A threshold is applied to the total
Accumulation Value of each Restricted Fund. Thresholds may be changed by us for new premiums, transfers or withdrawals by Restricted Fund upon 30 day notice to you.

Dollar Cap
The Dollar Cap is the dollar amount at which no further Accumulation Value may be added to Restricted
Funds.

Premium Threshold
The threshold for premium by Restricted Fund limits the amount of any premium which may be allocated to that Division. Should a request for allocation to a Restricted Fund exceed the limit in effect for that
Division or for the Contract, any excess over that amount shall be allocated pro-rata to any non-
Restricted Fund(s) in which the Contract is then invested. Should the Contract not be invested in other non-Restricted Funds, the excess will be invested in the Specially Designated Division unless we receive written instructions to do otherwise. Premium allocations must also satisfy the Allocation Threshold.

RLNY-IA-1102

[SPECIMEN COPY] Premium Payments and Allocation Changes (Continued)

Allocation Threshold
Allocations into a Restricted Fund are limited to that amount such that the Accumulation Value in that
Restricted Fund after such allocation does not exceed the threshold for that Division and does not cause the Contract’s total limit on allocations to Restricted Funds to be exceeded. If the amount of an allocation would cause either limit to be exceeded, the allocation will only be executed to the extent the lower limit would allow.

Allocations from a Restricted Fund will be allowed even if the amount remaining in the Restricted Fund after an allocation exceeds the Allocation Threshold. If a program of allocations over time is authorized by us, verification of the threshold will be performed at the initiation of such program. If such program is modified at a later date, a testing of thresholds will be done at that time.

Thresholds – Effect on Withdrawals
If a withdrawal is requested while any Accumulation Value is allocated to Restricted Funds and the
Allocation Threshold percentage is currently exceeded, the percentage for funds invested in Restricted
Funds for the total Contract, after taking into account the withdrawal, may not be higher than prior to the withdrawal. Should the calculated effect of a withdrawal result in the total Contract threshold being exceeded, the excess portion of the withdrawal will be processed pro-rata from all Variable Separate
Account Divisions. Systematic withdrawals, while the Contract has investments in Restricted Funds, if not withdrawn
pro-rata from all Divisions, shall be monitored annually to assure threshold compliance. Should the effect of such withdrawals cause a Restricted Fund to exceed its threshold, the Divisions from which the withdrawals are processed may be adjusted to assure that the percentage of Accumulation Value in the
Restricted Funds does not increase.

Threshold Processing
For the purpose of calculating any thresholds, the values for the Divisions will be determined using the prior day’s closing Index of Investment Experience.

RLNY-IA-1102

[SPECIMEN COPY]          Description of the Accounts

The General Account

The General Account contains all assets of the Company other than those in the separate account(s) we establish. We make available for allocations of premium payments or Accumulation Value under this
Contract specific Divisions of the General Account (Guaranteed Interest Divisions ) which we credit with fixed rates of interest declared by us for the then available Guarantee Period(s). Any declaration will be by class and will be based solely on our expectations of future earnings, but will never be less than the
Guaranteed Minimum Interest Rate shown in the Schedule. We may periodically guarantee higher rates for specific Guarantee Periods. Such rates will apply to periods following the date of declaration. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate.

Guarantee Periods
We may offer any number of Guarantee Periods and may, from time to time, change the Guarantee
Periods available. Any change in the Guarantee Periods available under the Contract will not affect existing allocations in a Guarantee Period until the Guarantee Period Maturity Date. The Guaranteed
Interest Rates for an allocation to a Guaranteed Interest Division are effective for the entire period.

The Variable Separate Account

The Variable Annuity Benefits under this Contract are provided through investments which may be made in our Variable Separate Account, a unit investment trust separate account, organized in and governed by the laws of the State of New York, our state of domicile. The Variable Separate Account is divided into Divisions, each of which is available for investment under this Contract.

The Variable Separate Account is kept separate from our General Account and any other separate accounts we may have. It is used to support Variable Annuity Contracts and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Variable Separate
Account. We will maintain in the Variable Separate Account assets at least equal to the reserves and other liabilities we may incur with respect to contracts supported by the Variable Separate Account.
Such assets will not be charged with liabilities that arise from any other business we conduct but we may transfer to our General Account assets which exceed the reserves and other liabilities of the Variable
Separate Account. Income and realized and unrealized gains or losses from assets in the Variable
Separate Account are credited to or charged against the Variable Separate Account without regard to other income, gains or losses in our other investment accounts.

The Variable Separate Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this Contract’s purposes. The Variable Separate Account is treated as a unit investment trust under Federal securities laws. It is registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940. The Variable Separate
Account is also governed by state law as described above.

Variable Separate Account Divisions
Our Variable Separate Account is divided into Divisions, each investing in a designated investment portfolio. The Divisions and the investment portfolios designated may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

RLNY-IA-1102

[SPECIMEN COPY]                  Description of the Accounts (Continued)

Changes within the Variable Separate Account
We may, from time to time, make additional Variable Separate Account Divisions available to you. These
Divisions will invest in investment portfolios we find suitable for this Contract. We also have the right to eliminate Divisions from a Variable Separate Account, to combine two or more Divisions or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio or Division no longer suits the purpose of this Contract. This may happen due to a change in laws or regulations, a change in a portfolio’s investment objectives or restrictions, because the portfolio or Division is no longer available for investment, or for some other reason. We will obtain any required regulatory approvals before making such a substitution

Subject to any required regulatory approvals, we reserve the right to transfer assets of the Variable
Separate Account which we determine to be associated with the class of contracts to which this Contract belongs, to another Variable Separate Account or Division.

When permitted by law, we reserve the right to:

(1)	deregister a Variable Separate Account under the Investment Company Act of 1940;
(2)	operate a Variable Separate Account as a management company under the Investment Company
Act of 1940, if it is operating as a unit investment trust;
(3)	operate a Variable Separate Account as a unit investment trust under the Investment Company
Act of 1940, if it is operating as a managed Variable Separate Account;
(4)	restrict or eliminate any voting rights of Owners, or other persons who have voting rights to a
Variable Separate Account; and
(5)	combine a Variable Separate Account with other Variable Separate Accounts.

RLNY-IA-1102

[SPECIMEN COPY]      How We Measure the Contract’s Accumulation Value

Valuation Period

Each Division will be valued at the end of each Valuation Period on a Valuation Date.

Accumulation Value

The Accumulation Value of this Contract is the sum of the amounts in each of the Divisions of the
Variable Separate Account and the General Account. You select how to allocate the Accumulation Value among the available Divisions.

Accumulation Value in each Division

On the Contract Date
On the Contract Date, the Accumulation Value is allocated to each Division as elected by you, subject to certain terms and conditions imposed by us. We reserve the right to allocate premium to the Specially
Designated Division during any Right to Examine period. After such time, allocation will be made proportionately in accordance with the initial allocation(s) as elected by you.

On each Valuation Date
At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division will be calculated as follows:

(1)	We take the Accumulation Value in the Division at the end of the preceding Valuation Period.
(2)	We multiply (1) by the Variable Separate Account Division’s Net Rate of Return for the current
Valuation Period or we calculate the interest to be credited to a Guaranteed Interest Division for the current Valuation Period.
(3)	We add (1) and (2).
(4)	We add to (3) any additional premium payments (less any premium deductions shown in the
Schedule) allocated to the Division during the current Valuation Period.
(5)	We add or subtract allocations to or from that Division during the current Valuation Period.
(6)	We subtract from (5) any partial withdrawals from the Division during the current Valuation
Period.
(7)	We subtract from (6) the amounts deducted from that Division for:
(a) any charges due for the optional benefit Riders shown in the Schedule;
(b) any deductions from Accumulation Value as shown in the Schedule.

However, if elected, amounts deducted will be taken from the Charge Deduction Division.

For purposes of determining the Accumulation Value for any Valuation Period, the beginning and end of any Valuation Period will be established in accordance with applicable federal securities laws and regulations.

Charges Deducted from Accumulation Value on each Contract Processing Date

Expense charges and fees are shown in the Schedule.

Charge Deduction Division Option
We will deduct all charges against the Accumulation Value of this Contract from the Charge Deduction
Division if you elected this option (see the Schedule). If you did not elect this option or if the charges are greater than the amount in the Charge Deduction Division, the charges against the Accumulation Value will be deducted as follows:

(1)	If these charges are less than the Accumulation Value in the Variable Separate Account
Divisions, they will be deducted proportionately from all Divisions.
(2)	If these charges exceed the Accumulation Value in the Variable Separate Account Divisions, any
excess over such value will be deducted proportionately from any Guaranteed Interest Divisions.

Any charges taken from the General Account will be taken from allocations starting with the Guarantee
Period nearest its Maturity Date until such charges have been paid.

At any time while this Contract is in effect, you may change your election of this option. To do this you must send us a written request to our Customer Service Center. Any change will take effect within seven days of the date we receive your request.

RLNY-IA-1102

[SPECIMEN COPY] How We Measure the Contract’s Accumulation Value (Continued)

Measurement of Investment Experience

Index of Investment Experience
The Index of Investment Experience is the index that measures the performance of a Variable Separate
Account Division. The investment experience of a Variable Separate Account Division is determined on each Valuation Date. We use an index to measure changes in each Division’s experience during a
Valuation Period. We set the index at $10 when the first investments in a Division are made. The index for a current Valuation Period equals the index for the preceding Valuation Period multiplied by the
Experience Factor for the current Valuation Period.

How We Determine the Experience Factor (Net Return Factor)
For Divisions of a unit investment trust separate account, the Experience Factor reflects the investment experience of the portfolio in which the Division invests as well as the charges assessed against the
Division for a Valuation Period. The factor is calculated as follows:

(1)	We take the net asset value of the portfolio in which the Division invests at the end of the current
Valuation Period.
(2)	We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our taxes, if any.
(3)	We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.
(4)	We subtract the daily Mortality and Expense Risk Charge for each Division described in the
Schedule for each day in the Valuation Period.
(5)	We subtract the daily Asset Based Administrative Charge described in the Schedule for each day in the Valuation Period.

Calculations for Divisions investing in unit investment trusts are on a per unit basis.

Net Rate of Return for a Variable Separate Account Division (Net Return Rate)
The Net Rate of Return for a Variable Separate Account Division during a Valuation Period is the
Experience Factor for that Valuation Period minus one.

RLNY-IA-1102

[SPECIMEN COPY]           Your Contract Benefits

While this Contract is in effect, there are important rights and benefits that are available to you. We discuss these rights and benefits in this section.

Partial Withdrawal Option

To take a partial withdrawal, you must provide us satisfactory written notice at our Customer Service
Center. The maximum amount that can be withdrawn each Contract Year without being considered an
Excess Partial Withdrawal is described below. We will collect: (1) any applicable Surrender Charge for
Excess Partial Withdrawals; (2) any unrecovered premium taxes; and (3) any redemption fees imposed by the mutual fund or other investment company resulting from the transaction.

We will treat as a request to surrender the Contract any request for a partial withdrawal which (a)
exceeds 90% of the Cash Surrender Value; and/or (b) reduces the Cash Surrender Value after such withdrawal to less than $2,500 if no premium payments have been made in three years.

Minimum Withdrawal Amount
The minimum withdrawal amount that can be taken is $100.

Conventional Partial Withdrawals
The maximum amount that can be taken as a Conventional Partial Withdrawal each Contract Year without being considered an Excess Partial Withdrawal is the Free Amount, equal to 10% of the
Contract’s Accumulation Value, determined as of the date of withdrawal.

Systematic Partial Withdrawals
Systematic Partial Withdrawals may be elected to commence after 28 days from the Contract Issue Date and may be taken on a monthly, quarterly or annual basis. You select the day withdrawals will be made, but no later than the 28th day of the month. If you do not elect a day, the same day of the month as the Contract
Date will be used. Systematic Partial Withdrawals are not allowed from any Divisions participating in a
Dollar Cost Averaging program.

Minimum Withdrawal Amount:     $100

Maximum Systematic Partial Withdrawal Amounts:

Variable Separate Account Divisions:	.833% of Accumulation Value monthly, 2.5% of
Accumulation Value quarterly or 10% of Accumulation
Value annually, not previously withdrawn.
Guaranteed Interest Divisions:	Interest earned on a Guaranteed Interest Division for the
prior month, quarter or year (depending on the frequency
selected).

Systematic Partial Withdrawals which do not exceed the maximum Systematic Partial Withdrawal amounts are not subject to Surrender Charges.

Systematic Partial Withdrawals and Conventional Partial Withdrawals may not be taken in the same
Contract Year.

RLNY-IA-1102

[SPECIMEN COPY]                  Your Contract Benefits (Continued)

Surrender Charge

A Surrender Charge may be imposed as a percentage of premium not previously withdrawn if the Contract is surrendered or an Excess Partial Withdrawal is taken. The percentage imposed at time of surrender or
Excess Partial Withdrawal depends on the number of complete years that have elapsed since a premium payment was made. The Surrender Charge is expressed as a percentage of each premium payment not previously withdrawn and is shown in the Schedule.

To determine the Surrender Charge on Excess Partial Withdrawals, the withdrawals will occur in the following order:

(1)	The Free Amount;
(2)	Premium payments made seven or more years prior to the withdrawal;
(3)	Premium payments made less than seven years prior to withdrawal on a first in, first out basis; and
(4)	Any remaining Accumulation Value.

Free Amounts are not treated as withdrawals of premium payments for purposes of calculating any
Surrender Charge.

Waiver of Surrender Charge

We will waive any Surrender Charge incurred due to a surrender or Excess Partial Withdrawal in the event you are subject to Qualified Extended Medical Care or suffer from a Qualifying Terminal Illness subject to the provisions described below.

Extended Medical Care
To qualify for this waiver, you must first begin receiving Qualified Extended Medical Care on or after the first Contract Anniversary and receive such care for at least 45 days during any continuous sixty-day period. Your request for the surrender or withdrawal, together with written proof of such Qualified
Extended Medical Care, must be received at our Customer Service Center during the term of such care or within ninety days after the last day upon which you received such care.

"Qualified Extended Medical Care" means confinement in a Qualifying Licensed Hospital or Nursing
Care Facility prescribed by a Qualifying Medical Professional.

“Qualifying Licensed Hospital or Nursing Care Facility” means a state-licensed hospital or state-licensed skilled or intermediate care nursing facility at which (a) medical treatment is available on a daily basis, and (b) daily medical records are kept on each patient. This does not include a facility whose purpose is to provide accommodations, board or personal care services to individuals who do not need medical or nursing care; nor a place mainly for rest.

"Qualifying Medical Professional" means a legally-qualified practitioner of the healing arts who:

(a)	is acting within the scope of his or her license;

(b)	is not a resident of your household or that of the Annuitant, and

(c)	is not related to you or the Annuitant by blood or marriage.

Terminal Illness
To qualify for this waiver, you must be first diagnosed by a Qualifying Medical Professional as having a
Qualifying Terminal Illness on or after the first Contract Anniversary. Written proof of terminal illness satisfactory to us must be received at our Customer Service Center.

RLNY-IA-1102

[SPECIMEN COPY]                  Your Contract Benefits (Continued)

"Qualifying Terminal Illness" means an illness or accident, the result of which results in a life expectancy of twelve months or less, as measured from the date of diagnosis.

To qualify for Waiver of Surrender Charge, written proof satisfactory to us must be submitted to our
Customer Service Center and, where applicable, be attested to by a Qualifying Medical Professional. We may require an examination, at our cost, by a Qualifying Medical Professional of our choice.

Dollar Cost Averaging (DCA)

Systematic Dollar Cost Averaging Program
You may elect to participate in our Systematic Dollar Cost Averaging (DCA) program which permits you to systematically transfer amounts from the ING Liquid Assets Division, or a Guaranteed Interest
Division with a Guarantee Period of one year or less (referred to as "source accounts"), to one or more of the Variable Separate Account Divisions as specified by you, subject to the following:

(a)	The Accumulation Value in the source account at the time this DCA program begins must be at least $1,200.
(b)	You elect the amount to be transferred. A minimum monthly transfer amount of $100 is required.
(c)	The transfer date will be the same day each month as the Contract Date.
(d)	The maximum that may be transferred each month is the Accumulation Value in the source account divided by 12.
(e)	If, on any transfer date, the Accumulation Value in a source account is equal to or less than the amount you elected to have transferred, the entire amount will be transferred and this DCA program will end.

You may terminate this DCA program at any time by sending us satisfactory notice at least 7 days before the next scheduled transfer.

Dollar Cost Averaging Program for Special Guaranteed Interest Divisions
You may also elect to participate in the DCA program available for the allocation of all or a portion of an initial or additional premium payment, as specified by you, to a special Guaranteed Interest Division with a Guarantee Period of one-year or less. Each allocation will be guaranteed an interest rate which will be equal to or greater than that provided on Guarantee Periods not participating in this DCA program, for the entire Guarantee Period elected. At the end of the Guarantee Period, 100% of the Accumulation
Value in the maturing Guarantee Period must have been automatically transferred to one or more of the
Variable Separate Account Divisions as specified by you, subject to the following:

(a)	A minimum premium payment of $1,200 allocated to a special Guaranteed Interest Division is required.
(b)	There is no minimum or maximum transfer amount. 100% of the Accumulation Value will be automatically transferred in substantially equal monthly payments over the Guarantee Period.
During the Guarantee Period, scheduled transfers from a Guaranteed Interest Division participating in this DCA program to one or more of the Variable Separate Account Divisions will automatically occur.
(c)	Transfers from a Variable Separate Account Division to a Guaranteed Interest Division
participating in this DCA program are not allowed.

RLNY-IA-1102

[SPECIMEN COPY]                                     Your Contract Benefits (Continued)

Cash Value Benefit

Cash Surrender Value
The Cash Surrender Value, while the Annuitant is living and before the Annuity Commencement Date, is determined as follows:

(1)	We take the Contract’s Accumulation Value;

(2)	We deduct any Surrender Charges;

(3)	We deduct any charges shown in the Schedule that have been incurred but not yet deducted, including:

	(a)	any administrative charge that has not yet been deducted;

	(b)	the pro-rata part of any charges for optional benefit Riders; and

	(c)	any applicable premium or other tax.

Canceling to Receive the Cash Surrender Value
On or before the Annuity Commencement Date if the Annuitant is living, you may surrender this
Contract to us. To do this, you must return this Contract with a signed request for cancellation to our
Customer Service Center. The Cash Surrender Value will vary daily. We will determine the Cash
Surrender Value as of the date we receive the Contract and your signed request in our Customer Service
Center. All benefits under this Contract will then end. We will usually pay the Cash Surrender Value within seven days; but, we may delay payment as described in the “Payments We May Defer” provision.

Proceeds Payable to the Beneficiary

Prior to the Annuity Commencement Date
If you die prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit based on the Benefit Option Package elected and in effect on the date of death. If there are joint Owners and any Owner dies, we will pay the surviving Owner(s) the Death Benefit. We will pay the amount on receipt of due proof of the Owner’s death at our Customer Service Center. Such amount may be received in a single lump sum or applied to any of the Annuity Options (see “Choosing an Income Plan” provision).
When the Owner (or all Owners where there are joint Owners) is not an individual, the Death Benefit will become payable on the death of the Annuitant prior to the Annuity Commencement Date (unless a
Contingent Annuitant survived the Annuitant). Only one Death Benefit is payable under this Contract.
In all events, distributions under the Contract must be made as required by applicable law.

How to Claim Payments to Beneficiary
We must receive proof of the Owner’s (or the Annuitant’s) death before we will make any payments to the
Beneficiary. We will calculate the Death Benefit as of the Claim Date. The Beneficiary should contact our Customer Service Center for instructions.

RLNY-IA-1102

[SPECIMEN COPY]                  Benefit Option Packages

This Contract offers two Benefit Option Packages. The Option Package you elect is shown in the Schedule.

Election of Benefit Option Packages

On any Contract Anniversary prior to and including the date you reach Attained Age 80, you may elect to replace the Benefit Option Package in effect with the other Benefit Option Package provided you are the sole Owner and you meet the eligibility criteria stated below. Such election must be received by us in writing at our Customer Service Center on or during the sixty day period immediately preceding the
Contract Anniversary.

The effective date of the newly elected Benefit Option Package will be the Contract Anniversary at the end of the sixty day election period. We will issue another Schedule reflecting the new Benefit Option
Package chosen. This new Schedule will reflect the new Schedule Date and the revised charges, if any, for the Benefit Option Package elected.

Description of Benefit Option Package I

Benefit Option Package I is not available if, at the time of election, the Contract’s Accumulation Value is less than $5,000.

Death Benefit
The Death Benefit is the greatest of (i), (ii), (iii) and (iv) below, where:

(i)	is the Accumulation Value;
(ii)	is the Guaranteed Death Benefit;
(iii) is the Cash Surrender Value; and
(iv) is the sum of the premiums paid, reduced by Pro-rata Partial Withdrawal Adjustment(s) for
Accumulation Value withdrawn.

Guaranteed Death Benefit
On the Contract Date, the Guaranteed Death Benefit is the Initial Premium paid. On subsequent
Valuation Dates, the Guaranteed Death Benefit is calculated as follows:

(1)	Start with the Guaranteed Death Benefit from the prior Valuation Date.
(2)	Add any additional premiums paid during the current Valuation Period to (1).
(3)	Subtract from (2) any Pro-rata Partial Withdrawal Adjustments for any partial withdrawals made during the current Valuation Period.

Pro-rata Partial Withdrawal Adjustments
For any partial withdrawal, the Death Benefit components will be reduced by Pro-rata Partial
Withdrawal Adjustments. The Pro-rata Partial Withdrawal Adjustment to a Death Benefit component for a partial withdrawal is equal to (1) divided by (2) multiplied by (3), where:

(1)	is the Accumulation Value withdrawn;
(2)	is the Accumulation Value immediately prior to withdrawal; and
(3)	is the amount of the applicable Death Benefit component immediately prior to the withdrawal.

Pro-rata Partial Withdrawal Adjustments may be greater or less than Dollar-for-Dollar Partial
Withdrawal Adjustments and may therefore reduce the Death Benefit components more or less quickly.
Pro-rata Partial Withdrawal Adjustments will be greater or less than Dollar-for-Dollar Partial
Withdrawal Adjustments if the Accumulation Value prior to the partial withdrawal is less or greater than the applicable Death Benefit component.

RLNY-IA-1102

[SPECIMEN COPY]                      Benefit Option Packages (Continued)

Change of Owner
A change of Owner will result in recalculation of the Option I Death Benefit and the Guaranteed Death
Benefit. If the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death
Benefit in effect prior to the change will remain in effect and the Death Benefit provision shall apply. If the new Owner's Attained Age is 81 or greater at the time of the change, the Guaranteed Death Benefit will be zero, and the Death Benefit will then be the Cash Surrender Value.

Description of Benefit Option Package II

Benefit Option Package II is not available if there are joint Owners or if, at the time of election, the
Contract’s Accumulation Value is less than $5,000.

Death Benefit
The Death Benefit is the greatest of (i), (ii), (iii) and (iv) below, where:

(i)	is the Accumulation Value;
(ii)	is the Guaranteed Death Benefit;
(iii) is the Cash Surrender Value; and
(iv) is the sum of premiums paid, reduced by Pro-rata Partial Withdrawal Adjustment(s) for
Accumulation Value withdrawn.

Guaranteed Death Benefit
On the Contract Date, the Guaranteed Death Benefit is the Initial Premium paid. On subsequent
Valuation Dates, the Guaranteed Death Benefit is calculated as follows:

(1)	Start with the Guaranteed Death Benefit on the prior Valuation Date.
(2)	Add to (1) any additional premium paid during the current Valuation Period.
(3)	Subtract from (2) any Pro-rata Partial Withdrawal Adjustments for any partial withdrawals taken during the current Valuation Period.
(4)	On a Valuation Date that occurs on or prior to the Owner’s Attained Age 90, which is also a
Contract Anniversary, we set the Guaranteed Death Benefit equal to the greater of (3) or the
Accumulation Value as of such date. On all other Valuation Dates, the Guaranteed Death Benefit is equal to (3).

Pro-rata Partial Withdrawal Adjustments
For any partial withdrawal, the Death Benefit components will be reduced by Pro-rata Partial
Withdrawal Adjustments. The Pro-rata Partial Withdrawal Adjustment to a Death Benefit component for a partial withdrawal is equal to (1) divided by (2) multiplied by (3), where:

(1)	is the Accumulation Value withdrawn;
(2)	is the Accumulation Value immediately prior to withdrawal; and
(3)	is the amount of the applicable Death Benefit component immediately prior to the withdrawal.

Pro-rata Partial Withdrawal Adjustments may be greater or less than Dollar-for-Dollar Partial
Withdrawal Adjustments and may therefore reduce the Death Benefit components more or less quickly.
Pro-rata Partial Withdrawal Adjustments will be greater or less than Dollar-for-Dollar Partial
Withdrawal Adjustments if the Accumulation Value prior to the partial withdrawal is less or greater than the applicable Death Benefit component.

Change of Owner
A change of Owner will result in recalculation of the Option II Death Benefit and the Guaranteed Death
Benefit. If the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death
Benefit in effect prior to the change will remain in effect and the provisions of the Benefit Option
Package in effect at the time of the change, will continue to apply. If the new Owner's Attained Age at the time of the change is 81 or greater, or if Joint Owners are named, the Guaranteed Death Benefit will be zero, and the Death Benefit will then be the Cash Surrender Value.

RLNY-IA-1102

[SPECIMEN COPY]                      Benefit Option Packages (Continued)

Continuation Upon Death of Owner (Applicable to Both Benefit Option Packages)

Spousal Continuation Upon Death of Owner
If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the Contract as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:

(a)	If the Guaranteed Death Benefit as of the Claim Date, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Variable Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation
Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the ING Liquid Assets Division, or its successor.
(b)	The Guaranteed Death Benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.
(c)	At subsequent surrender, any Surrender Charge applicable to premiums paid prior to the Claim
Date will be waived. Any premiums paid later will be subject to any applicable Surrender
Charge.

Non Spousal Continuation upon Death of Owner
If, at the Owner's death, the non spouse Beneficiary of the deceased Owner elects to continue the
Contract for the purpose of taking distributions pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:

(a)	If the Guaranteed Death Benefit as of the Claim Date, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Variable Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation
Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the ING Liquid Assets Division, or its successor.
(b)	Thereafter, the Guaranteed Death Benefit will no longer be available under this Contract, and the amount payable upon the death of the non spouse Beneficiary, if such Beneficiary dies while receiving distributions under this Contract, will be the Accumulation Value as of the date we receive due proof of such Beneficiary's death.
(c)	No additional premium payments may be made under this Contract following the Claim Date.
(d)	At subsequent surrender, any applicable Surrender Charges will be waived.

RLNY-IA-1102

[SPECIMEN COPY]                     Choosing an Income Plan

Annuity Benefits

If you and the Annuitant are living on the Annuity Commencement Date, we will begin making payments to you. We will make these payments under the Annuity Option (or Options) elected by you. You may elect to apply any portion of the Accumulation Value (minus any applicable premium tax) to any Annuity
Option by making a written request at least 30 days prior to the Annuity Commencement Date. When the Annuity Option is elected, you must also tell us if payments are to be made as a Fixed Annuity, a
Variable Annuity or some combination of Fixed and Variable Annuity. If Variable Annuity Payments are
elected, you must specify the portion of the Accumulation Value (less any applicable premium tax) to be allocated to the available Divisions. If no Annuity Option has been elected by the Required Annuity
Commencement Date shown in the Schedule, payments will be made as a Fixed Annuity under Option 2 on a 10-year period certain basis. The amount of the payments will be determined by applying the
Accumulation Value on the Annuity Commencement Date in accordance with the Annuity Options section below (see the “Payments We May Defer” provision). After payments begin, only those payable as
Variable Annuity Payments under Option 1 may be commuted to a lump sum and Surrender Charges may apply.

Before we pay any Annuity Benefits, we require the return of this Contract. If this Contract has been lost, we require the applicable lost Contract form.

Fixed Annuity Payments
If Fixed Annuity Payments are chosen, the payment rate for the Option chosen, shown in the tables in the Schedule, reflects the Guaranteed Minimum Interest Rate. Interest rates actually paid may be higher.

Variable Annuity Payments
If Variable Annuity Payments are chosen, the initial payment for the Option chosen, shown in the
Schedule, reflects an Assumed Interest Rate of 3.5% . Thereafter, the Divisions must earn this rate plus enough to cover any deductions stated in the Schedule if future Annuity Payments are to remain level. If earnings exceed this amount, Annuity Payments will increase; if earnings are less, Annuity Payments will decrease.

Annuity Units
The number of Annuity Units is based on the amount of the first Variable Annuity Payment which is equal to:

(1)	The portion of the Accumulation Value applied to pay a Variable Annuity Payment (minus any applicable premium tax); divided by
(2)	1,000; multiplied by
(3)	The payment rate in the tables shown in the Schedule for the Option chosen.

Such amount, or portion, of the Variable Annuity Payment will be divided by the appropriate Annuity
Unit Value on the tenth Valuation Date before the due date of the first payment to determine the number of Annuity Units. Thereafter, the number of Annuity Units remains unchanged. Each future payment is equal to the sum of the products of each Annuity Unit Value multiplied by the appropriate number of
Annuity Units. The Annuity Unit Value on the tenth Valuation Date prior to the due date of the payment is used.

Annuity Unit Value
On any Valuation Date, an Annuity Unit Value is equal to:

(1)	The Annuity Unit Value on the previous Valuation Day; multiplied by
(2)	The Annuity Net Return Factor(s) for the Valuation Date; multiplied by
(3)	A factor to reflect the AIR.

The Annuity Unit Value and Annuity Payment amount may go up or down due to investment gain or loss.

RLNY-IA-1102

[SPECIMEN COPY]                 Choosing an Income Plan (Continued)

Net Return Factor
The Net Return Factor(s) is(are) used to compute all Variable Annuity Payments for any Division in the
Variable Separate Account. The Net Return Factor for each Division is equal to 1.0000 plus the Net Rate of Return.

The Net Rate of Return is equal to:

(1)	The value of the shares of the Division at the end of a Valuation Date; minus
(2)	The value of shares of the Division at the start of the Valuation Date; plus or minus
(3)	Taxes (or reserves for taxes) on the Variable Separate Account (if any); divided by
(4)	The value of shares of the Division at the start of the Valuation Date; minus
(5)	The daily Asset Based Administrative Charges and Mortality and Expense Risk Charges
described in the Schedule for each day in the Valuation Period.

A Net Rate of Return may be more or less than 0%.

The value of a share in a Division is equal to the net assets of the Division divided by the number of shares outstanding.

Neither expenses actually incurred nor mortality actually experienced will adversely affect the dollar amount of Variable Annuity Payments after such payments have commenced.

Annuity Commencement Date Selection

You select the Annuity Commencement Date. You may select any date following the first Contract
Anniversary but before the Required Date of Annuity Commencement stated below. On the Annuity
Commencement Date, the age of the Annuitant plus the number of years payments are guaranteed must not exceed 100. If you do not select a date, the Annuity Commencement Date will be in the month following the Required Date of Annuity Commencement. In applying the Accumulation Value, we may first collect any premium taxes due us. If, on the Annuity Commencement Date, a Surrender Charge
remains and you select Annuity Option 1, your Annuity Option must include a period certain of at least
10 years duration.

Required Date of Annuity Commencement
Distributions from a Contract funding a Qualified Plan must commence no later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. Otherwise, the Annuity
Commencement Date may be no later than the Contract Processing Date following the later of the
Annuitant’s 90th birthday or 10 years after the last premium payment.

Frequency Selection

You may choose the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, the payments will be made monthly.

The Income Plan

While this Contract is in effect and before the Annuity Commencement Date, you may choose one or more
Annuity Options for the payment of Death Benefit proceeds. If, at the time of your death, no Option has been chosen for paying the Death Benefit proceeds, the Beneficiary may choose an Option within one year. You may also elect an Annuity Option on surrender of the Contract for its Cash Surrender Value.
For each Option we will issue a separate written agreement putting the Option into effect.

Our Approval is needed for any Option where:

(1)	the person named to receive payment is other than you or the Beneficiary; or
(2)	the person named is not a natural person, such as a corporation; or
(3)	any Annuity Payment would be less than the Minimum Annuity Payment stated below.

RLNY-IA-1102

[SPECIMEN COPY]                      Choosing an Income Plan (Continued)

The Annuity Options

Option 1. Income for a Fixed Period
Payment is made in equal installments for a fixed number of years. The number of years must be at least
5 and not more than 30.

Option 2. Single Life Income
Payment is made to the person named in equal monthly installments based on one of the following, as elected by you:

(a)	Payments continue as long as the Annuitant is living and cease at the Annuitant’s death.
(b)	Payments continue for a period certain and continue thereafter as long as the Annuitant is living.
The period certain may be between 5 and 30 years as specified by you.
(c)	Payments continue as long as the Annuitant is living. At the Annuitant’s death, the difference between the sum of the payments made and the Accumulation Value applied to this option is paid to the Beneficiary in a lump sum. This “Cash Refund” feature is available only if the total amount applied to the Option is taken as a Fixed Annuity Payment.

Option 3. Joint Life Income
This Option is available if there are two Annuitants, one of whom is designated the Primary Annuitant and the other the Secondary Annuitant. Monthly payments continue as long as at least one of the
Annuitants is living based on one of the following, as elected by you:

(a)	Payments continue as long as either Annuitant is living;
(b)	Payments continue for a period certain and continue thereafter as long as either Annuitant is living. The period certain may be between 5 and 30 years as specified by you;
(c)	Payments continue as long as either Annuitant is living. At the death of both Annuitants, the difference between the sum of the payments made and the Accumulation Value applied to this option is paid to the Beneficiary in a lump sum. This “Cash Refund” feature is available only if the total amount applied to the Option is taken as a Fixed Annuity Payment.

If Fixed Annuity Payments are chosen under Options 1, 2(a), 2(b), 3(a) or 3(b), you may also elect to have payments increase annually at 1%, 2% or 3% compounded annually.

Payment may be made under any other method mutually agreed upon by you and us.

Minimum Annuity Payment
The minimum initial monthly Annuity Payment that we will make is $20. The minimum total Annuity
Payments in any one year is $240. If the Contract’s Accumulation Value at the time Annuity Payments become payable is less than $2,000 or will not provide Annuity Payments of at least $240 annually under the Option elected, we may pay any value remaining under the Contract in one lump sum. We have the right to increase these minimums based upon increases reflected in the Consumer Price Index – Urban
(CPI-U) since July 1, 1993.

Betterment of Rates
Annuity Payments at the time of commencement will not be less than those that would otherwise be provided by the application of an amount to purchase any single premium immediate annuity offered by us at the time to the same class of Annuitants. Such amount will be the greater of (1) the Cash Surrender
Value; or (2) ninety-five percent of what the Cash Surrender Value would be if there were no Surrender
Charge applied. If no single premium immediate annuity is offered by us at the time Annuity Payments under this Contract would otherwise commence, such Annuity Payments will not be less than those that would otherwise be provided by applying reasonable current market single premium immediate annuity rates to the same amount.

RLNY-IA-1102

[SPECIMEN COPY]                        Choosing an Income Plan (Continued)

Payment When Named Person Dies

When the person named to receive payment dies, we will pay any amounts still due as provided by the
Annuity Option elected. The amounts still due are determined as follows:

(1)	For Option 1, or for any remaining guaranteed payments in Option 2 or Option 3, payments will be continued.

(2)	For Option 2a, no amounts are payable after the Annuitant's death.

(3)	For Option 3a, no amounts are payable after the death of both Annuitants.

RLNY-IA-1102

[SPECIMEN COPY]                  Other Important Information

Sending Notice to Us

Whenever written notice is required, send it to our Customer Service Center. The address of our
Customer Service Center is shown on the cover page. Please include your Contract number in all correspondence.

Reports to Owner

We will send you a report at least once during each Contract Year. The report will be mailed to your last known address and will show the Accumulation Value, Cash Surrender Value, and Death Benefit as of
the end of the Contract Processing Period. The report will also show the allocation of the Accumulation
Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any information that may be currently required by the insurance supervisory official of the jurisdiction in which the Contract is delivered.

We will also send you copies of any shareholder reports of the portfolios in which the Divisions of the
Variable Separate Account invest, as well as any other reports, notices or documents required by law to be furnished to Owners.

Assignment - Using this Contract as Collateral Security

You may assign this Contract as collateral security for a loan or other obligation. This does not change the ownership. Your rights and any Beneficiary’s right are subject to the terms of the assignment. The
Beneficiary’s rights may be subordinate to those of an assignee unless the Beneficiary was designated as an irrevocable Beneficiary prior to the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment.

Changing this Contract

This Contract or any additional benefit Riders may be changed to another annuity plan according to our rules at the time of the change.

Contract Changes - Applicable Tax Law

We reserve the right to make changes in this Contract or its Riders to the extent necessary to continue to qualify this Contract as an annuity. Any such changes will apply uniformly to all Contracts that are affected. You will be given advance written notice of such changes.

Misstatement of Age or Sex

If an age or sex has been misstated, the amounts payable or benefits provided by this Contract will be those that the premium payment made would have bought at the correct age or sex. If we make an underpayment due to the misstatement, the underpayment amount will be paid in one sum with interest credited at the rate of 1.5% . In case of an overpayment, the overpayment amount plus interest at 1.5%
will be deducted from the current or succeeding payments.

Non-Participating

This Contract does not participate in our divisible surplus.

Contestability

This Contract is incontestable from its date of issue.

RLNY-IA-1102

[SPECIMEN COPY]                  Other Important Information (Continued)

Payments We May Defer

We may not be able to determine the value of the assets in the Variable Separate Account because:

(1)	The NYSE is closed for trading;
(2)	the SEC determines that a state of emergency exists;
(3)	an order, pronouncement or other action of the SEC permits a delay for the protection of Owners;
or
(4)	the check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

During such times, as to amounts allocated to the Divisions of the Variable Separate Account, we may
delay:

(1)	determination and payment of the Cash Surrender Value;
(2)	determination and payment of any Death Benefit if death occurs before the Annuity
Commencement Date;
(3)	allocation changes of the Accumulation Value; or
(4)	application of the Accumulation Value under an income plan.

As to amounts allocated to the General Account, we may, at any time, defer payment of the Cash
Surrender Value for up to six months after we receive a request for it. We will allow interest of at least
1.5% a year or greater if required by state law, on any Cash Surrender Value payment derived from the
General Account that we defer 10 days or more.

Authority to Make Agreements

All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, has the authority to:

(1)	change any of this Contract’s terms;
(2)	extend the time for premium payments; or
(3)	make any agreement binding on us.

Required Note on Our Computations

We have filed a detailed statement of our computations with the insurance supervisory official in the jurisdiction where this Contract is delivered. The values generated under this Contract are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached optional benefit Rider will not increase these values unless otherwise stated in that Rider.

RLNY-IA-1102

[SPECIMEN COPY]

[SPECIMEN COPY]

Flexible Premium Deferred Fixed and Variable Annuity Contract - No Dividends

Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity
Commencement Date. Limited Additional Premium Payment Option. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Non-participating. Investment results reflected in values.

RLNY-IA-1102